Exhibit 99.1

VerifyMe and Token Economy Leader Open World Announces Plan for Strategic Merger

Combined company will deliver institutional-grade on-chain solutions and real-world asset tokenization, setting a new benchmark for global standards

Lake Mary, FL - January 5, 2026 - (BUSINESS WIRE) - VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe”), a publicly traded provider of precision logistics and brand protection technologies, and Open World Ltd. (“Open World”), a trusted strategic partner behind many of the Web3 ecosystem’s most influential launches, today announced entry into a letter of intent to complete a strategic merger. Upon closing, the combined company is expected to be a publicly traded company on Nasdaq and is expected to trade under a new ticker symbol.

Open World and VerifyMe each bring critical infrastructure for a rapidly evolving digital economy. Open World has been building the next foundational layer for real-world asset (“RWA”) tokenization and enterprise-grade blockchain applications. VerifyMe specializes in precision logistics for regulated and time-critical products, as well as authentication solutions that enable brand owners to deter counterfeit and diversion activities. By leveraging Open World’s expertise in token launches, compliance frameworks and market infrastructure with VerifyMe’s capabilities, the resulting platform will be engineered for the era of agentic AI, where autonomous systems depend on verified identity, secure data and trusted on-chain provenance. Turning trust into infrastructure, Open World could unlock a new operating system for compliant, enterprise-grade RWA tokenization.

The announcement follows Open World’s recent partnership with Abstract to launch a national-scale, compliant tokenization engine for infrastructure-grade RWAs, advancing the technical and institutional foundations required for these assets to participate in secure digital markets.

“Today marks a major milestone for Open World,” said Matt Shaw, co-founder and CEO of Open World, who will become CEO and Chairman of the combined company post-close. “We’ve been the token launch, innovation and go-to-market partner for Tier-1 Web3 protocols representing over $65 billion in on-chain value, and we’re now extending that playbook into enterprise applications with real-world impact. By combining logistics expertise with on-chain security and AI-driven frameworks, and backed by strong technical foundations and proven execution in high-stakes environments, we’re positioned to become a global leader in secure, enterprise-grade real-world asset tokenization.”

Open World’s vision is to be the preeminent provider of next-generation digital asset products and solutions that connect real-world use cases and bring them to life on-chain. This can take many forms, from collaborating with sovereign entities to develop compliant, yield-bearing stablecoins to enabling value capture from national reserves and other strategic assets through tokenization. Open World also partners with next-generation enterprises to power a new era of on-chain innovation, unlocking liquidity, transparency and more efficient market infrastructure for traditionally analog markets. The combined company will be positioned to deliver turnkey, compliance-ready infrastructure that addresses the fundamental barriers to digital asset adoption: identity, security, regulatory alignment and trust.

“We are excited to join Open World’s growing ecosystem,” said Adam Stedham, CEO and President of VerifyMe. “Digital asset adoption is entering a new phase where verifiable identity, provenance and trusted data are essential. This merger strengthens Open World’s ability to deliver enterprise-ready tokenization and the compliance-grade infrastructure needed for a tokenized future.”

The letter of intent contains an exclusivity period of 60 days during which the parties plan to complete due diligence and negotiate and execute a definitive merger agreement. It is expected that the merger agreement will contain customary closing conditions, including approval of the transaction by the boards of directors and securityholders of both companies, regulatory approvals and compliance with Nasdaq listing requirements. It is expected that the merger will result in Open World’s shareholders owning approximately 90% of the combined company and VerifyMe’s stockholders owning approximately 10% of the combined company. At closing, Open World will have the right to appoint and replace certain members of the Board of Directors of the combined company. VerifyMe is also expected to have the opportunity to pay a special one-time cash dividend to its stockholders prior to the merger equal to the amount of cash on its balance sheet prior to closing in excess of $1 million.

There can be no assurances that a merger agreement will be entered into by the parties, that a merger will be consummated by the parties, or that VerifyMe's board of directors will declare a special one-time cash dividend prior to closing the proposed transaction.

About Open World Ltd.

Open World Ltd. has been a major driving force behind many of the most iconic projects in blockchain. Given its expertise, Open World is now expanding its offerings to TradFi. Open World has facilitated the inception and growth of more than 20 companies since 2023 and has helped launch over $65 billion in aggregate network value since (at peak FDV). Open World advises founding teams as they navigate the most complex intersections of financial regulatory, tokenomics, public markets, exchange strategy, and governance structuring. The teams Open World advises are partners with leading venture capital firms, including a16z, Multicoin Capital, Dragonfly, and Founders Fund. The firm’s range of services includes token launch advisory, DATs and TradFi strategies, RWA tokenization, stablecoin issuance, policy advocacy, and strategic advisory work. To learn more, visit https://www.openworld.dev.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), provides specialized logistics for time and temperature-sensitive products, as well as brand protection and enhancement solutions. To learn more, visit https://www.verifyme.com/.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “become,” “expected,” “plans,” “upon,” “will,” and similar expressions, as they relate to Open World and VerifyMe, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the uncertainty of whether the parties will enter into a merger agreement and, if they do enter into a merger agreement, that the merger will close. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission (“SEC”), including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under applicable securities laws.

Media Contact

Company: Open World Ltd.

Email: openworld@wachsman.com

Company: VerifyMe, Inc.

Email: IR@verifyme.com